UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2008

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Northeast Utilities (“NU”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on May 19, 2008 (the “Original Report”) disclosing information under Item 5.02(c).  NU is filing this Amendment No. 1 on Form 8-K/A to the Original Report to disclose additional information under Item 5.02(c) in accordance with Instruction 2 to Item 5.02.

Section 5 –

Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Election of Chief Operating Officer

As previously disclosed in the Original Report, on May 13, 2008, the Board of Trustees of NU elected Leon J. Olivier as Executive Vice President and Chief Operating Officer of NU.  His former title was Executive Vice President – Operations.  Paragraphs (1) and (2) of Item 5.02(c) of the Original Report are incorporated herein by reference.  At its regularly scheduled meeting following Mr. Olivier’s election, on June 10, 2008, the Compensation Committee of the Board of Trustees of NU (the “Compensation Committee”) approved:

1.

An increase in his base salary from $535,000 per year to $550,000 per year, effective June 15, 2008; and

2.

An increase in his long-term incentive compensation target from 125% of his base salary to 150% of his base salary, to be reflected first in NU’s 2009 – 2011 Long-Term Incentive Program to be considered for approval by the Compensation Committee in early 2009.

No changes were made with respect to any other elements of compensation payable to Mr. Olivier.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES

(Registrant)

June 16, 2008

By:

/s/ KERRY J. KUHLMAN

Kerry J. Kuhlman

Vice President and Secretary

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